26 November 2013

Zouvas Law Group, P.C.

2368 Second Avenue, 2nd Floor

San Diego, CA 92101

For the Attention of: Angela M. Fontanini

Dear Madam

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Registration Statement on Form S-1 of Lot78, Inc., our report dated December 13, 2013, relating to the financial statements of Anio Limited as of and for the fiscal year ended September 30, 2012. We also consent to the references to our firm under the heading “Experts” in such Registration Statement.